Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                                                                   Exhibit 10.22
                                                                   -------------

                              RESELLER AGREEMENT
                              ------------------

     This Reseller Agreement (the "Agreement") is made effective as of the 28/th/ day of August 2000 (the "Effective Date"), by and between Airspan Communications Ltd, a company incorporated under the laws of England and Wales, with registered number 3501881 and with its registered office at Cambridge House, Oxford Rd UXBRIDGE, UB8 1UN, United Kingdom ("ACL"), and VADO TELECOM Kommunikationstechnik-, Planungs- und Errichtungsgesellschaft m.b.H., a company organised under the laws of Austria, with its principal office at Austria - A - 1100 Vienna, Leebgasse 5, Austria ("Reseller").

                                  WITNESSETH:

     WHEREAS, ACL is engaged in the design and manufacture of various telecommunications product lines including, among others, those ACL products more completely described in Schedule I hereto (the ACL products described in Schedule I, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "ACL Products," the hardware components thereof are sometimes referred to separately as "Equipment," the software components thereof are sometimes referred to separately as "Software" as defined in Section 12.1, and an arrangement of Equipment which, when interfaced with Software, is operable to perform predetermined functions, is referred to as a "System").

     WHEREAS, Reseller is engaged in the development, manufacture, sale and resale of telecommunications products; and

     WHEREAS, ACL desires to appoint Reseller as its non-exclusive reseller for the ACL Products for the territory described in Schedule II hereto (the "Territory").

                                 AGREED TERMS:

     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:

1.   APPOINTMENT AS AUTHORIZED RESELLER.
     ----------------------------------

     1.1 ACL hereby appoints Reseller as a non-exclusive independent reseller to resell the ACL Products in the Territory, and Reseller hereby accepts such appointment as of the Effective Date of this Agreement.

     1.2 Reseller's appointment as a distributor of the ACL Products grants to Reseller only a license to resell the ACL Products to Reseller's customers in the Territory, and does not transfer any right, title, or interest in any of the ACL Products to Reseller.

2.   RELATIONSHIP OF THE PARTIES. The relationship between ACL and Reseller is
     ---------------------------
solely that of buyer and seller. Reseller is an INDEPENDENT CONTRACTOR and is, in no way, ACL's sales representative, legal representative, or agent. Reseller HAS NO AUTHORITY TO ASSUME OR CREATE ANY OBLIGATION ON ACL'S BEHALF, EXPRESS OR IMPLIED, WITH RESPECT TO ACL PRODUCTS OR OTHERWISE. Reseller agrees not to make any representation, guarantee, or warranty on ACL's behalf, but will refer purchasers and prospective purchasers to ACL's printed sales literature. Reseller will not represent itself as ACL's agent or act in any way which might imply that ACL and Reseller are not separate and distinct entities. Nothing contained in this Agreement is to be construed as a limitation or restriction upon ACL in the sale or other disposition of any of its products to any person, firm, or corporation either inside or outside of the Territory. ACL will pay no commissions under this Agreement. Reseller's compensation is to be obtained solely by the difference between the price Reseller pays to ACL and the price Reseller charges its customers. The parties also acknowledge that this Agreement is not intended to create a joint venture or partnership between ACL and Reseller.

3.   SALES AND SUPPORT OBLIGATIONS OF Reseller.
     -----------------------------------------

     3.1 Reseller will use its best efforts to vigorously and aggressively promote the sale of ACL Products within the Territory. Such efforts shall include, but shall not be limited to, that advertising within the Territory which is reasonably necessary. All such advertising shall follow the general statements made in advertising prepared by ACL. All advertising shall contain a prominent reference to ACL, indicating the actual commercial origin of ACL Products so advertised. Reseller shall not make any claims in its advertising which exceed or contradict claims made by ACL in its printed materials.

     3.2 Reseller will train and maintain a sufficient number of technical and sales personnel in order to: (a) serve the demands and needs of its customers for ACL Products, service, and support; and (b) carry out the obligations of Reseller under this Agreement.

     3.3 Reseller and its staff will be conversant with the technical language related to ACL Products and will develop sufficient knowledge of the industry, ACL Products, and products competitive with ACL Products (including specifications, features, and benefits) so as to be able to explain in detail to customers the differences between ACL Products and competitive products. Reseller will conduct or provide for any training of its personnel which may be necessary to impart such knowledge.

     3.4 Reseller and its staff will research the technical requirements and specifications of the market for ACL Products in the Territory and make information known to ACL such that ACL may, at its discretion, implement appropriate technical changes to the Products to enable them to be sold in the Territory. ACL acknowledges that, subject to a further and separate Agreement, such changes may be implemented in the future by Reseller, with the assistance of ACL.

     3.5 Reseller agrees to purchase and stock a comprehensive inventory of spare parts based upon the recommended list set forth in Schedule III to this Agreement.

     3.6 Reseller agrees to provide to its customers installation services for all ACL Products. All such installation services shall be performed by Reseller in accordance with ACL's latest installation standards as provided by ACL.

     3.7 Reseller agrees to train and have readily available a maintenance staff to efficiently and expeditiously maintain or upgrade all ACL Products purchased or licensed by Reseller from ACL. Maintenance shall be performed in accordance with ACL's latest maintenance standards for ACL Products, as provided by ACL, by Reseller's own personnel and may not be subcontracted or delegated to any other person or entity without ACL's prior, written authorisation.

     3.8 Reseller agrees to provide and maintain those facilities adequate to meet the obligations set forth in this section and of the Agreement. Reseller further agrees to provide all of the sales and support functions set forth in this section at no charge to ACL.

     3.9 Reseller agrees not to actively seek to promote, rent, lease, sell, sublicense or authorise the rental, sale or sublicense of ACL Products outside of the Territory [without the prior written approval of ACL], but nothing in this Agreement shall prevent Reseller from renting, selling or sublicensing the ACL Products to customers outside of the Territory in response to an unsolicited request from such customer.

     3.10 During the term of this Agreement Reseller agrees that neither it nor any organisation or entity controlled or directed by it will, without ACL's prior, written consent, represent a manufacturer or supplier of products similar in design or performance to or which are of such a nature as to be competitive with any products contained in the ACL Products, Reseller

4.   RECORDS AND REPORTING.
     ---------------------

     4.1 At ACL's request, within fifteen (15) days of the end of each calendar month, Reseller will provide to ACL a written report showing, for the just-ended calendar month: (a) Reseller's shipments of ACL Products by dollar volume, both in the aggregate and for such categories as ACL may designate from time to time;
(b) forecasts of Reseller's anticipated orders by product; (c) Reseller's current inventory levels of ACL Products, in the aggregate and by product; and
(d) any other information which ACL may reasonably request.

     4.2 Reseller will promptly advise ACL concerning any market information which comes to Reseller's attention regarding ACL, ACL Products, ACL's market position, or the continued competitiveness of ACL Products in the marketplace. Reseller will confer with ACL from time to time, at ACL's request, on matters relating to market conditions, distribution forecasting, and product planning.

     4.3 For at least two (2) years after termination of this Agreement, Reseller will maintain its records, contracts, and accounts relating to distribution of ACL

Products, and will permit examination thereof by authorised representatives of ACL at all reasonable times.

5.   PRICES AND PAYMENT TERMS.
     ------------------------

     5.1 The Contract Price for each item of Equipment or Software is as specified in Schedule IV and shall be paid to ACL in Dollars of the United States of America. Notwithstanding the above, the Contract Price for the Equipment and Software to be shipped against Purchase Orders 1 and 2 is specified in Euro's on these two Purchase Orders and shall be paid to ACL in Euro's. If the parties agree to vary the Contract Price, currency or payment terms for future Purchase Orders, such variations will be included on the Purchase Orders at that time, subject to acceptance of the Purchase Order by ACL as set forth in Section 6 of this Agreement. The Contract Price includes:

          a.   The price of the Equipment;

          b.   The fee for the licensing of the Software;

          c. The charges for the warranty of the Equipment and Software in accordance with Section 15; and

          d. Transportation charges in accordance with ACL's delivery obligations set forth in Section 8.

     5.2 The Contract Price shall not include any government levied sales, use, value added, or other taxes, customs duties, or similar tariffs and fees which ACL may be required to pay or collect upon the delivery of ACL Products or in furtherance of this Agreement. Should any tax or levy be made, Reseller agrees to pay or reimburse such tax or levy demanded. Reseller represents and warrants to ACL that all ACL Products acquired hereunder are for redistribution in the ordinary course of Reseller's business, and Reseller agrees to provide ACL with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees. Notwithstanding anything herein to the contrary, in no event shall Reseller be required to pay any tax assessed on ACL's income.

     5.3 If a Purchase Order is accepted by ACL, ACL will issue an invoice (the "Invoice") to Reseller within fifteen (15) business days of ACL's receipt of the written Purchase Order from Reseller. The Invoice specifically shall identify the Equipment and Software so ordered, and the Contract Price of such items. The Invoice also shall state the total due to ACL from Reseller (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 5.2 of this Agreement.

     5.4 Payment in full shall be made against the relevant ACL invoice(s). All invoices are due on presentation. For purposes of this Section 5.4 only, full payment will be deemed to have been made upon receipt of funds in ACL's bank. All payments shall be made in United States dollars, free of any withholding tax and of any currency controls or other restrictions. ACL reserves the right to charge interest at prevailing rates on any payment not received thirty (30) days after the date of the invoice.

     5.5  The payment instructions are:

     Bank:                         Lloyds Bank plc
                                   Woking Branch
                                   32 Commercial Way
                                   Woking
                                   Surrey, GU21 1ER
                                   United Kingdom

     Sort Code:                    30 99 80

     Credit:                       Airspan Communications Ltd

     Account No:                   11232312

     Further Instructions:         "Reference (customer name) P.O. No. _______,
                                   Payment of Invoice No. _________."

     5.6 If the cost to ACL of performing this Agreement increases as a result of any change to the law or any reason beyond ACL's reasonable control, such increase may be added to the Contract Price at ACL's sole discretion. ACL shall notify Reseller of its reasonable estimate which Reseller shall be deemed to have accepted unless it notifies ACL to the contrary within 14 calendar days.

6.   ORDER PROCEDURE.
     ---------------

     6.1 All purchase orders for ACL Products by Reseller shall be subject to acceptance in writing by ACL at ACL's principal place of business, and shall not be binding until the earlier of such acceptance or shipment and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.

     6.2 The terms and conditions of this Agreement and of the applicable ACL invoice or confirmation will apply to and be deemed to be incorporated into each purchase order received from Reseller to the exclusion of all other terms and conditions on the back or on the face of such purchase order with the exception only of provisions expressly set out on the face of the purchase order referring to the Agreement and clearly stating that they are to override it where such overriding terms are accepted in writing by ACL. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and of any purchase order issued by Reseller hereunder, or if the purchase order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail unless otherwise agreed in writing by the parties.

     6.3 All purchase orders issued by Reseller hereunder shall include the following information: (a) model of ACL Products; (b) requested shipment date(s); (c) delivery instructions (if no carrier is specified, ACL may, but is not required to, select a carrier); (d) reference to this Agreement; (e) any other special information required by this Agreement or dictated by the circumstances of the order; (f) any other information reasonably requested by ACL in advance. Purchase orders should be sent to:

          Airspan Communications Ltd
          ATTN: Sales
          Cambridge House
          Oxford Rd
          UXBRIDGE
          UB8 1UN
          United Kingdom
          Fax: +44 1895 467 152

     6.4 ACL reserves the right to cancel any purchase orders placed by Reseller and accepted by ACL as set forth above, or to refuse or delay shipment thereof if Reseller: (a) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by ACL and Reseller; (b) fails to meet reasonable credit or financial requirements established by ACL, including any limitations on allowable credit; or (c) otherwise fails to comply with the terms and conditions of this Agreement.

7.   SHIPMENT, RISK OF LOSS, TITLE, AND DELIVERY.
     -------------------------------------------

     7.1 All ACL Products will be delivered by ACL CIP, Vienna Airport, Austria (as defined in Incoterms). If requested by Reseller, ACL may arrange for shipment to be made to Reseller's identified warehouse facilities or freight forwarder, subject to approval in writing by ACL in advance of shipment. Unless specified in Reseller's order, ACL will select the mode of shipment and the carrier. Reseller will be responsible for and pay all packing, shipping, freight, and insurance charges, which charges ACL may require Reseller to pay in advance.

Reseller must inform ACL of any loss in transit or damages(s) to the Equipment and Software, and co-operate with ACL in filing any claims with the carrier for such loss in transit or damage(s).

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force at the date when this Agreement is made. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of Incoterms and this Agreement, the latter shall prevail.

     7.2 All risk of loss or damage to the Equipment and Software, and title to the Equipment, will pass to Reseller upon delivery by ACL to Reseller. The Software shall at all times remain the exclusive property of ACL.

     7.3 Unless Reseller clearly advises ACL to the contrary in writing, ACL may make partial shipments on account of Reseller's orders. Delay in delivery of any instalment shall not relieve Reseller of its obligation to accept the remaining deliveries.

     7.4 ACL will use reasonable efforts to meet Reseller's requested delivery schedules for ACL Products, but ACL reserves the right to refuse, cancel, or delay shipment to Reseller when Reseller's credit is impaired, when Reseller is delinquent in payments or fails to meet other credit or financial requirements reasonably established by ACL, or when Reseller has failed to perform its obligations under this

Agreement. Should orders for ACL Products exceed ACL's available inventory, ACL will allocate its available inventory and make deliveries on a basis that ACL deems equitable, in its sole discretion, and without liability to Reseller on account of the method of allocation chosen or its implementation. In any event, except by prior written agreement, ACL shall not be liable for any damages (direct, consequential, special, or otherwise) to Reseller or to any other person for failure to deliver or for any delay or error in delivery of ACL Products for any reason whatsoever.

8.   ASSIGNMENT.
     ----------

Reseller is appointed an authorised ACL distributor because of Reseller's commitments in this Agreement and, further, because of ACL's confidence in Reseller, which confidence is personal in nature. This Agreement shall not be assignable by Reseller, and Reseller may not delegate its duties hereunder without the prior, written consent of ACL. Any purported assignment or delegation of the whole or any part of this Agreement by Reseller, including to a purported sub-distributor, will be null and void and will be deemed to be a material breach of this Agreement not subject to cure.

9.   DURATION AND TERMINATION OF AGREEMENT.
     -------------------------------------

     9.1 This Agreement is for a term of twelve (12) months from the Effective Date. Nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement, and neither party expects this Agreement to be renewed. Notwithstanding the provisions of this section or to any other provisions of this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

     9.2  This Agreement may be terminated by ACL for good cause if Reseller:
(a) fails to pay for ACL Products when payment is due in accordance with this Agreement; or (b) fails to promptly secure or renew any license, registration, permit, authorisation or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorisation or approval is revoked or suspended and not reinstated within thirty (30) days; or (c) is merged, consolidated, or sells all or substantially all of its assets, or implements or suffers any substantial change in management or control; or (d) fails to comply with any other material covenant, term, or provision of this Agreement; or (e) if ACL is advised by any of its End Users in the Territory of their dissatisfaction with the performance of Reseller. If Reseller's failure to comply as contemplated in this Section 9.2(d) is capable of cure, ACL's right to terminate this Agreement under Section 9.2(d) may not be exercised unless ACL shall have given Reseller ten (10) days' prior written notice of the failure, and Reseller has not cured the failure within the ten
(10) day period following notice from ACL. If Reseller's failure to comply is not capable of cure, ACL may terminate this Agreement immediately upon giving Reseller written notice of termination.

     9.3 This Agreement terminates automatically for just cause, with no further act or action of either party, if: (a) a receiver is appointed for Reseller or its property; (b) Reseller makes an assignment for the benefit of its creditors; (c) any proceedings are commenced by, for, or against Reseller under any bankruptcy, insolvency, or debtor's relief law; or (d) Reseller is liquidated, dissolved or otherwise terminates its activities.

     9.4 In the event any notice of termination of this Agreement is given, ACL will be entitled to reject all or part of any purchase orders received from Reseller after notice, but prior to the effective date of termination if availability of ACL Products is insufficient at that time to fully meet the needs of ACL and its customers. In any case, ACL may limit monthly shipments to Reseller during said period to Reseller's average monthly shipments from ACL during the three (3) months prior to the date of notice of termination.

     9.5 Upon termination of this Agreement, at its option, ACL may reacquire any or all of ACL Products then in Reseller's possession at prices not greater than the prices paid by Reseller for such ACL Products (or if ACL Products are not in unopened, factory-sealed boxes, fifty percent (50%) of such prices). Upon receipt of any ACL Products so reacquired from Reseller, ACL shall issue an appropriate credit to Reseller's account.

     9.6 ACL SHALL NOT BE LIABLE TO Reseller FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION. Reseller WAIVES ANY RIGHT WHICH IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT. ACL shall not be liable to Reseller on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits or anticipated order, or on account of any expenditures, investments, leases, or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration. Reseller acknowledges and agrees that: (a) Reseller has no expectation and has received no assurances that its business relationship with ACL will continue beyond the stated term of this Agreement or its earlier termination in accordance with this section, that any investment by Reseller in the promotion of ACL Products will be recovered or recouped, or that Reseller shall obtain any anticipated amount of profits by virtue of this Agreement; and
(b) Reseller shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary, or other right in the promotion of ACL Products or in any goodwill created by its efforts hereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR ACL TO ENTER INTO THIS AGREEMENT, AND THAT ACL WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

     9.7 ACL's rights and Reseller's obligations to pay ACL all amounts due hereunder as well as Reseller's obligations under Sections 10, 11, 12, 14, 15, 16, and 19 shall survive termination of this Agreement.

10.  ADVERTISING, TRADEMARKS, TRADE NAMES.
     ------------------------------------

     10.1 In the advertising and sale of ACL Products, Reseller may use ACL's trade names, trademarks, logos, and designations in relation to those ACL Products. Reseller will not make or permit the alteration or removal of any tags, labels, or other identifying marks placed by ACL on ACL Products. Reseller will not use (or give any third party permission to use) the names "Airspan Communications Ltd", "Airspan Communications Corporation", "ACL", "ACC", or abbreviations or derivations thereof in Reseller's corporate titles, or in any way which might result in confusion as to ACL and Reseller being separate and distinct entities.

     10.2 Reseller admits ACL's exclusive ownership of the name "Airspan Communications Corporation", "Airspan Communications Ltd", "ACC", "ACL", and any abbreviations thereof and all of ACL's trademarks, trade names, logos, and designations (whether registered or not). Reseller shall not take any action inconsistent with ACL's ownership of such trademarks, trade names, logos, and designations; therefore, Reseller shall treat all of ACL's items distinctively (as to typography) and shall only use exact reproductions of all ACL's symbols (including ACL's logo). Reseller shall not adopt or use any trademark or product name which may be confusingly similar to any ACL trademark, trade name, logo, or designation. Reseller may use the ACL logo as it appears on ACL's letterhead. All references to ACL trademarks, trade names, logos, and designations by Reseller shall be in a manner acceptable to and approved in advance by ACL.

     10.3 Reseller advertising and promotional materials, including business cards and letterheads, will reflect the following guidelines: (a) Reseller's name must precede ACL's name, and it must be in typescript letters larger and more prominent than ACL's name; (b) Reseller's name and ACL's name must be physically spaced apart; (c) Reseller shall refer to ACL as "Airspan Communications Ltd" or "ACL" (of the two, only "ACL" may be used in the possessive form; i.e., ACL's); (d) at least the first time Reseller makes reference to a ACL trademark, an asterisk and footnote identifying it as a trademark owned by ACL shall be included; (e) ACL's trademarks shall be used consistently as to spelling and format (abbreviations or shorthand expressions are not permitted); and (f) at least the first time Reseller makes reference to a non-trademark ACL product name, the full product name shall be used.

     10.4 Reseller has paid no consideration for the use of ACL's trademarks, trade names, logos, copyrights, trade secrets, or designations, and nothing contained in this Agreement shall give Reseller any interest in any of them. Reseller acknowledges that ACL owns and retains all copyrights and other proprietary rights in all ACL Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright, designation, or logo belonging to or licensed to ACL (including, without limitation, any act or assistance to any act which may infringe or lead to the infringement of any copyright in ACL Products). Reseller agrees not to attach any additional trademarks, trade names, logos, or designations to any ACL Product. Reseller further agrees not to affix any ACL trademark, trade name, logo, or designation to any non-ACL Products.

     10.5 Upon the expiration or termination of this Agreement, Reseller will forthwith cease all display, advertising, and use of all ACL names, marks, logos, and designations, and will not thereafter use, advertise, or display any name, mark, or logo which is, or any part of which is, similar to or confusing with any such designation associated with any ACL Products.

     10.6 Reseller agrees to use reasonable efforts to protect ACL's proprietary rights and to co-operate, without charge, in ACL's efforts to protect its proprietary rights. Reseller agrees to notify ACL of any known or suspected breach of ACL's proprietary rights which comes to Reseller's attention.

11.  CONFIDENTIAL INFORMATION.
     ------------------------

     11.1 All technical information, documentation, Software and other proprietary information (the "Confidential Information") supplied by ACL to Reseller under this Agreement, except for that which may be in the public domain, shall as between the parties hereto be treated as the confidential or proprietary information of ACL. Except as specifically authorised in writing by ACL, Reseller shall: (a) treat and protect all Confidential Information received from ACL or its suppliers as confidential or proprietary information; (b) not reproduce any Confidential Information received from ACL or its suppliers, in whole or in part, save as provided for in Section 13.3; (c) use any Confidential Information received by ACL or its suppliers only for operation or maintenance purposes in connection with the Equipment; (d) indemnify ACL for any loss or damages resulting from a breach of this Section; and (e) not disclose any Confidential Information received from ACL to any third parties.

     11.2 If this Agreement is terminated or cancelled, or if Reseller is found to have breached any of the provisions of Sections 11 or 12, Reseller agrees to immediately return all Confidential Information to ACL. In any event, the obligations of Sections 11 and 12 will survive termination or cancellation of this Agreement.

     11.3 Any business or product plans disclosed by ACL to Reseller hereunder may be undergoing development. As such, ACL makes no promise that such plans will ultimately take place or that such product(s) will ultimately be placed on the market. ACL reserves the right to cancel or alter the development of such plans and/or the marketing of such product(s) at any time. Any reliance on the information disclosed hereunder is at Reseller's own risk.

     11.4 Nothing contained in this section shall be construed as granting, conferring, or implying any rights by license, estoppel or otherwise. The rights and obligations of the parties hereto under this section shall survive any termination of this Agreement.

12.  SOFTWARE LICENSE.
     ----------------

     12.1 ACL grants Reseller, and Reseller hereby accepts, a nonexclusive, non-transferrable license to use, and to sublicense as set forth below, Software provided by ACL hereunder only on a single System or unit of Equipment, as may be applicable. No license is granted to use the Software on multiple Systems or in conjunction with Equipment furnished by a party other than ACL, unless specifically agreed in writing by ACL. Software licensed under this Agreement is defined as: (a) any digital instruction sequence or control data contained on any media, including but not limited to, any magnetic-, electronic-, optical-, or organic device, and the term Software shall include any enhancement, modification, extension, part, portion or expansion thereof or implementation or downloading from network of any of the foregoing, for use exclusively on a System or a unit of Equipment; and (b) all associated documentation used to describe, maintain and use the Software.

     12.2 Any Software provided to Reseller by ACL will be treated as the exclusive property of ACL, and Reseller will: (a) treat such Software as Confidential Information under Section 11 of this Agreement; (b) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely on Systems or Equipment provided by ACL; (c) forthwith return to ACL all memory media, documentation and/or other material that has been modified, updated or replaced; (d) except to the extent permitted by [applicable] law not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of Systems or Equipment, or permit others to do so, without ACL's prior written consent; (e) except to the extent permitted by [applicable] law not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by ACL;
(f) not perform or release benchmarks or other comparisons of the Software; and
(g) not remove any trademark, tradename, copyright, notice or other proprietary notice from the Software and Reseller shall be responsible for the conservation of the same on any back-up copy of the Software.

     12.3 In the event of a breach of this license by Reseller, then ACL may, in its discretion, terminate the license with immediate effect, whereupon Reseller shall return to ACL all Software and copies thereof within ten (10) days.

     12.4 This software license also comprises any third party software forming part of the software delivered hereunder, it being understood that ownership to such third party software is with ACL's licensors but that the third party licensor's warranties, guarantees, liabilities, and indemnities relating to such software do not extend to Reseller or Reseller's use thereof. Reseller, however, agrees to respect all license requirements of such third party licensor as set out in the third party's license conditions delivered with the Products to Reseller.

     12.5 The following additional license conditions shall apply to Reseller's use of any management Software delivered hereunder. Reseller (a) may not transfer the Software to a computer, location, or site other than that or those, for which the Software is licensed, without the prior written consent of ACL, provided, however, that Reseller on a temporary basis only, may transfer the Software to another computer system in the event that the computer for which the Software has been licensed becomes inoperable; and (b) shall maintain adequate records of the installation, location, and site of the Software and make such records available to ACL or the relevant third party licensor at ACL's request.

     12.6 Reseller may grant sublicenses to various sublicensees ("End User") to use the Software solely on Systems or units of Equipment, as may be applicable in accordance with the specific license terms (single or multiple System/Equipment license) between the parties. Reseller agrees to promptly provide a copy of such End User Agreement to each End User, and no such sublicense will be effective until the End User has executed such End User Agreement.

13.  EXCUSABLE DELAY.
     ---------------

ACL shall not suffer any liability for non-performance, defective performance, or late performance of its obligations under this Agreement due to causes beyond its control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause. In the event of excusable delay as defined in the preceding sentence, then ACL, upon giving prompt written notice to Reseller, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference, provided that ACL shall use commercially reasonable efforts to avoid or remove such causes of non-performance and to perform with dispatch whenever such causes are removed or cease to exist.

14.  WARRANTY, REMEDIES, AND DAMAGES.
     -------------------------------

     14.1  Neither party's liability:

     (i)   for death or personal injury; and

     (ii) in relation to any other liability which may not by applicable law be excluded or limited;

           is excluded or limited.

     14.2 ACL's maximum liability under this Agreement shall be limited to the sum of $1million in respect of physical damage to or loss of tangible property, and $1million in respect of all other events or any one event or series of connected events.

     14.3 Reseller acknowledges that this is a commercial contract and that, except as expressly set forth in this Agreement, ACL shall not be liable to Reseller or any person or entity claiming through or under Reseller, directly or indirectly, for any loss or damage (whether direct, indirect, general, special or consequential) sustained for any cause or reason whatsoever relating to or arising out of the ACL Products.

     14.4  For the avoidance of doubt the "loss or damage" referred to in clause
14.3 above includes:

           (i)  any:

                (a)  loss of profits;
                (b)  loss of sales;
                (c)  loss of turnover;
                (d)  loss of bargain; or
                (e)  loss of opportunity; or

           (ii) any indirect or consequential loss or damage howsoever caused.

     14.5 THE FOLLOWING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER CONDITION OR WARRANTY OBLIGATION ON THE PART OF ACL. ACL warrants that each ACL Product will be free from defects in material and workmanship for a period of one (1) year following delivery to the carrier or agent of Reseller as set forth above. ACL further warrants that at the time of delivery, ACL has title to ACL Products free and clear of any and all liens and encumbrances, and that it has the right to grant licenses for the Software provided hereunder.

     14.6 Save as provided for in Sections 14.1 and 14.2 above ACL's SOLE AND EXCLUSIVE MAXIMUM LIABILITY AND Reseller's SOLE AND EXCLUSIVE REMEDY under this Agreement with regard to defective ACL Products shall be to repair or replace (with new or functionally operative parts) such defective ACL Products.

     14.7 Reseller may return ACL Products to ACL's manufacturing plant for repair or replacement with shipment and in-transit damage at Reseller's risk and expense. Repaired or replacement products shall be delivered by ACL to a carrier or agent agreed to by the parties. Such carrier or agent shall be Reseller's agent. Risk of loss or damage to such products shall pass to Reseller on delivery to such carrier or agent, but ACL shall be liable for the expense of returning such products to Reseller's location in the Territory. Reseller agrees to pay for all service expense not covered by this warranty. Billings shall be at ACL's then-current service rates. All remedies set forth herein are made on the condition that: (a) ACL is promptly notified in writing upon discovery by Reseller that such ACL Products are defective; and (b) ACL's examination of such ACL Products shall disclose that such alleged deficiencies actually exist and were not caused by accident, any other hazard, neglect, alteration, Reseller's improper testing, installation, or attempts to repair, any cause beyond the range of normal usage, or use of supplies not meeting ACL specification. In the event ACL elects to repair or replace any defective ACL Product, it shall have up to thirty (30) calendar days from receipt to repair and return such product to Reseller's carrier or agent. Such repair, replacement, or correction shall constitute fulfilment of all liability of ACL to Reseller whether based in contract, tort, or otherwise.

     14.8 Save as provided for in Sections 14.1 and 14.2 above, If ACL breaches any other provision of this Agreement, ACL's SOLE AND EXCLUSIVE MAXIMUM LIABILITY AND Reseller's SOLE AND EXCLUSIVE REMEDY, whether based in contract, tort or otherwise, shall not in any event exceed [those prices set forth on
Schedule IV for the particular item of ACL Products involved].

     14.9 Save as provided for in Section 15 below Reseller shall indemnify and hold harmless and defend ACL and its respective officers, directors, employees, representatives and agents from and against all claims, demands, actions, suits, proceedings, writs, judgements, orders and decrees brought, made or rendered against them or any of them and all damages, losses and expenses suffered or incurred by them or any of them howsoever arising out of or related to the breach by Reseller of any of the terms of this Agreement. [ACL shall notify Reseller forthwith of any claim, demand, action, suit, proceeding, writ, judgement, order or decree falling within the scope of this Section 7 and shall permit Reseller sole conduct of the same and shall provide reasonable assistance in relation thereto, subject to the payment by Reseller of ACL's reasonable costs and expenses.]

15.  INTELLECTUAL PROPERTY RIGHTS INDEMNITY.
     --------------------------------------

     15.1 ACL agrees to indemnify and hold Reseller harmless with respect to any suit, claim, or proceeding brought against Reseller by a third party alleging that Reseller's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of any patent or copyright or misuse of proprietary or trade secret information. ACL agrees to defend Reseller against any such claims and to pay all litigation costs, reasonable attorney's fees, settlement payments, and any damages awarded or resulting from any such claim.

     15.2 Reseller shall promptly advise ACL of any such suit, claim, or proceeding and shall co-operate with ACL in the defence or settlement thereof. ACL shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement or compromise.

     15.3 In the event that an injunction is obtained against Reseller's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim, ACL shall use its best efforts to either: (a) procure for Reseller the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Reseller's use is not subject to any such injunction. In the event that ACL cannot perform the remedies set forth in Sections 15.3(a) or 15.3(b), then Reseller shall have the right to return such Equipment and the Software to ACL. In the event of such return, ACL shall refund the depreciated value of the Equipment and the license to use the Software within thirty (30) days of the receipt by ACL of the Equipment and the Software.

     15.4 This indemnity shall not apply to claims arising in respect to the use of the Equipment or Software supplied by ACL or manufactured by its suppliers in accordance with any design or any special instruction furnished by Reseller, or which is used by Reseller in a manner or for a purpose not contemplated by this Agreement.

     15.5 The provisions of this Section 15 set forth the entire obligation of ACL with respect to any claim of patent infringement, copyright infringement, or misuse of proprietary or trade secret information.

16.  EXPORT CONTROLS AND LEGAL COMPLIANCE.
     ------------------------------------

     16.1 If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of United States dollars pursuant to
Section 5 hereof, Reseller shall immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be for the account of Reseller. Reseller shall keep ACL currently informed of its efforts in this connection. ACL shall be under no obligation to ship ACL Products to Reseller hereunder until Reseller has provided ACL with satisfactory evidence that such approval or registration is not required or that it has been obtained.

     16.2 In the performance of its obligations under this Agreement, Reseller shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Reseller specifically acknowledges that Equipment, Software or technology supplied or licensed by ACL under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Reseller specifically acknowledges that Equipment, Software, or technology obtained from ACL pursuant to this Agreement shall not be exported, reexported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations. Reseller shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify ACL from any failure to comply or violation of such act by Reseller. The provisions of this section shall survive any termination of this Agreement.

17.  TRAINING AND DOCUMENTATION.
     --------------------------

     17.1 ACL shall provide a single technical course in the English language for up to two (2) qualified technicians of Reseller during the first year of this Agreement. The training course so developed by ACL shall be used to familiarise Reseller's technicians with the use and maintenance of ACL Products. Training will be conducted at ACL's facilities in Uxbridge, UK, unless otherwise agreed to by ACL. The necessary instructors and training facilities will be provided by ACL at no charge to Reseller. Reseller will pay all additional expenses of training including, but not limited to, travel and room and board. Additional training courses may be requested by Reseller at ACL's then current rates for such courses.

     17.2 ACL agrees to provide Reseller at no additional charge with its standard package of documentation related to the use, maintenance, and installation of ACL Products. In the event that such documentation is modified during the term of this Agreement, ACL agrees to provide to Reseller at no additional charge all such modifications. In addition to the documentation described above, ACL agrees to provide at no additional charge reasonable amounts of sales materials such as brochures, press releases, and fact sheets. All documentation provided by ACL to Reseller shall be in the English language. All translation of such documentation provided by ACL will be at Reseller's sole expense. All such translations and advertising material not supplied by ACL relating to ACL Products and services will be submitted to ACL for approval before publication or dissemination.

18.  CONFLICT OF INTEREST.
     --------------------

Reseller confirms that it has revealed all information pertaining to possible conflicts of interest created by the sale of competing products or services or arising from other positions or contracts held by Reseller, and represents that no conflict of interest exists. Any future circumstances which could create possible conflicts of interest will be revealed to ACL as soon as they become known by informing ACL of any business relationships, circumstances, or situations which could prejudice in any way the conduct of ACL marketing activities according to the highest ethical and business standards, or place ACL or Reseller in any kind of embarrassing situation.

19.  MISCELLANEOUS.
     -------------

     19.1 This Agreement shall be construed in accordance with and governed by the laws of the England and Wales, without regard to its conflicts of law rules. The parties hereby exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them which is carried out in connection with this Agreement.

     19.2 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties hereby (i) agrees that any action, suit, or proceeding with respect to this Agreement (other than an action for injunctive or equitable relief within the Territory) against it or its properties or revenues must be brought exclusively in the English courts sitting in London, England, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgement thereof in any such action, suit, or proceeding. Reseller hereby irrevocably agrees that all claims in respect of such action, suit, or proceeding may be heard and determined in such courts. Reseller hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, suit, or proceeding. Reseller agrees that a final judgement in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

     19.3 ACL's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect the validity of this Agreement. ACL's exercise of any of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice ACL from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by ACL hereunder.

     19.4 In the advertising and sale of ACL products, Reseller will utilise ACL's regular trade names and trademarks only as permitted or directed by ACL, will not make or permit alteration or removal of any tags, labels, or other identifying marks placed by ACL on its products, and will not use the name "Airspan Communications Ltd" or abbreviations thereof in Reseller's corporate titles or in any other way which might result in confusion as to ACL and Reseller being separate and distinct entities. Reseller agrees to provide written notification to ACL within thirty (30) days of the purchase of any products with ACL or its subsidiaries or affiliates. Reseller will not register any ACL trademark.

     19.5 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of ACL and shall be binding upon and inure to the benefit of Reseller's heirs, legal representatives, successors and permitted assigns.

     19.6 This Agreement and any attachment hereto shall be modified only by an instrument in writing and signed by duly-authorised representatives of the parties.

     19.7 All notices, requests, consents, and other communications hereunder must be in writing and will be deemed effective when actually received by the party to whom sent, at the following addresses:

     To:  ACL                                 To:  Reseller

Airspan Communications Ltd              VADO TELECOM
Cambridge House                         Kommunikationstechnik-, Planungs- und
Oxford Rd, UXBRIDGE                     Errichtungsgesellschaft m.b.H.,
Middx, UB8 1UN UK                       A - 1100 Vienna, Leebgasse 5, Austria
ATTN:  Contracts Manager                ATTN: Adolf A. winter

For the avoidance of doubt, notices to ACL will only be legally effective when actually received by the Director, Marketing.

     19.8 This Agreement is executed in English only, and Reseller hereby waives any right which it may have under the laws of the Territory to have this Agreement executed in any other language.

     19.9 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent permissible under applicable law the parties hereby agree that they will use their best efforts to agree an alternative provision with the same commercial effect in substitution for such invalid or unenforceable provision.

20. Reseller agrees not to publish any press releases or otherwise publicise the existence, or any of the terms, of this Agreement without the prior written consent of ACL.

21. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, with respect to the subject matter hereof, between the parties or any official or representative thereof.

22.  RESELLER'S MINIMUM PURCHASE COMMITMENTS.
     ---------------------------------------

     22.1 Upon the execution of this Agreement, Reseller agrees to, and does concurrently with its signing of this Agreement, order ACL Products on a firm, noncancellable basis in the aggregate United States Dollar amount (net of any applicable discounts) of * US DOLLARS (US$*) for delivery within twelve (12) months of the Effective Date of this Agreement, as more fully detailed in
Section 23.2 below. Reseller shall make notification of individual Orders on a timely basis in order to meet these purchase commitments.

     22.2 If for any reason Reseller does not purchase and take delivery of the minimum quantities of ACL Products during any individual stated period of this Agreement (or extensions thereto) as set forth in the schedule below, ACL shall, without prejudice to its other available remedies, be entitled immediately to exercise its right to terminate this Agreement in accordance with Section 9.


AGREEMENT PERIOD (months)                 MINIMUM PURCHASE AMOUNT (US$)
-------------------------                 -----------------------------

                                          Period Total  Cumulative Total

       1 through 3                              $*            $*
       4 through 6                              $*            $*
       7 through 9                              $*            $*

       10 through 12                            $*            $*

23.  CLEARANCE

     If either party shall cause this Agreement to be made the subject of an application for negative clearance and/or notification for exemption to the Commission of the European Communities (the "Commission") then in the event of any provision of this agreement being held to be in contravention of Article 85(1) of the Treaty establishing the European Economic Community and not qualifying for exemption under Article 85(3) of the Treaty, the parties shall consider jointly such amendment or amendments as would avoid infringement of that Article and attempt to agree in good faith such amendment or amendments. If within one calendar month of receipt of advice from the Commission of such contravention or of this agreement otherwise being considered to contravene
Article 85(1) the parties have not agreed upon such amendment or amendments as would avoid infringement of that Article or would otherwise validate this agreement, either party may thereupon terminate this agreement forthwith by written notice to that effect to the other party.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.

Airspan Communications Ltd              VADO TELECOM
                                        Kommunikationstechnik-, Planungs-
                                        und Errichtungsgesellschaft m.b.H

By:  /s/ Eric Stonestrom                By:    /s/ Adolf A. Winter

Name: Eric Stonestrom                   Name:  Adolf A. Winter

Title: Executive Vice President & COO   Title: CEO

                                  SCHEDULE I
                                  ----------

                                 ACL Products
                                 ------------

The ACL Products included under this Agreement are:

 .    AS4000 range of products; and

 .    AS8100 network management system.

                                  SCHEDULE II
                                  -----------

                                   Territory
                                   ---------

                                  Russia, CIS

                                    Ukraine

----------------------------- End of Schedule II -------------------------------

                                 SCHEDULE III
                                 ------------

                               Spares Inventory
                               ----------------

1.   Recommended Spares Quantities

The following are Airspan recommended minimum standard quantities for spares that will be stocked by the Reseller. The quantities may be increased at the Reseller's discretion. For example, for a widely dispersed network, it may be appropriate to increase to quantities to support a number of spares sets held at regional centres. Airspan may, from time to time, vary the recommended minimum standard quantities of spares and will notify the Reseller in writing of any such changes.

        Subscriber Terminal (ST) spares

2% of the deployed number of each type of ST, with a minimum quantity of 1 for each type deployed. The following table shows an example of this:

----------------------------------------------------------------------------------------------------------------
                                          Item                                             Deployed   Spare Qty
                                                                                              Qty
----------------------------------------------------------------------------------------------------------------
ST                                                                                                       2%
----------------------------------------------------------------------------------------------------------------
R1 1-line 64k & 32k POTS internal plastic Subs Terminal, Ext Antenna,                        5000        100
PSU, batteries and cable
----------------------------------------------------------------------------------------------------------------
N4 4-line 32k POTS modular unit, Antenna, Cable and PSU (no batt)                             100         2
----------------------------------------------------------------------------------------------------------------
L128 128kbps internal Subs Terminal, Ext Antenna, PSU and cable                                5          1
----------------------------------------------------------------------------------------------------------------

           Access Concentrator (AC) and Central Terminal (CT) spares

The quantity and type of spares for CTs are dependent on the environment and the level of service desired by each customer.

The following table shows Airspan's recommended sparing rate for the main AC and CT plug in units in a 3.5GHz system.

-------------------------------------------------------------------------------
                   Ref : Name                            Recommended qty
                                                    (minimum=1 where quoted)
-------------------------------------------------------------------------------
CT-RF
-------------------------------------------------------------------------------
888-0004 : Monitor card                              1 per 20 CTs deployed
-------------------------------------------------------------------------------
888-0005 : Monitor PSU card                          1 per 20 CTs deployed
-------------------------------------------------------------------------------
888-xx02 : Dual PA 3.4-3.6 GHz                       1 per 10 CTs deployed
-------------------------------------------------------------------------------
888-0003 : Combiner Shelf PSU                        1 per 20 CTs deployed
-------------------------------------------------------------------------------
888-xx01 : LNA/Diplexer 3.4-3.6 GHz Plan 1           1 per 10 CTs deployed
-------------------------------------------------------------------------------
888-xx06 : DA CT rf card, 3.4-3.6 GHz Plan 1         1 per 10 CTs deployed
-------------------------------------------------------------------------------

Table Continued
-------------------------------------------------------------------------------
             Ref : Name                               Recommended qty
                                                  (minimum=1 where quoted)
-------------------------------------------------------------------------------
CT - Modem Shelf
-------------------------------------------------------------------------------
888-0008 : DA TU card                       1 per 20 DA Modem shelves deployed
-------------------------------------------------------------------------------
888-0007 : DA Shelf Controller card         1 per 20 DA Modem shelves deployed
-------------------------------------------------------------------------------
888-0010 : DA Modem card                    1 per 8 DA Modem shelves deployed
-------------------------------------------------------------------------------
888-0009 : DA AU card                       1 per 20 DA Modem shelves deployed
-------------------------------------------------------------------------------
888-0011 : DA Shelf PSU                     1 per 20 DA Modem shelves deployed
-------------------------------------------------------------------------------
AC
-------------------------------------------------------------------------------
888-0008 : DA TU card                       1 per 10 AC shelves deployed
-------------------------------------------------------------------------------
888-0005 : Monitor PSU card                 1 per 10 AC shelves deployed
-------------------------------------------------------------------------------
888-0007 : DA Shelf Controller card         1 per 10 AC shelves deployed
-------------------------------------------------------------------------------
888-0011 : DA Shelf PSU                     1 per 10 AC shelves deployed
-------------------------------------------------------------------------------
888-0012 : AC CU card                       1 per 10 AC shelves deployed
                                            (if 32k used)
-------------------------------------------------------------------------------


---------------------------- End of Schedule III -------------------------------

                                  SCHEDULE IV
                                  -----------

                            Prices for ACL Products
                            -----------------------

--------------------------------------------------------------------------------------------------------------
Item                                                                              Qty              Price
--------------------------------------------------------------------------------------------------------------
ST
--------------------------------------------------------------------------------------------------------------
R1 1-line 64k & 32k POTS internal plastic Subs Terminal, Ext Antenna,              1                 $*
PSU, batteries and cable
--------------------------------------------------------------------------------------------------------------
R2 2-line 64k & 32k POTS internal plastic Subs Terminal, Ext Antenna,              1                 $*
PSU, batteries and cable
--------------------------------------------------------------------------------------------------------------
N4 4-line 32k POTS modular unit, Antenna, Cable and PSS (no batt)                  1                 $*
--------------------------------------------------------------------------------------------------------------
N4 4-line 32k POTS modular unit, Antenna, Cable, PSU and batteries                 1                 $*
--------------------------------------------------------------------------------------------------------------
B1 ISDN 2B+D internal Subs Terminal, Ext Antenna, PSU, batteries and               1                 $*
cable
--------------------------------------------------------------------------------------------------------------
L128 128kbps internal Subs Terminal, Ext Antenna, PSU and cable                    1                 $*
--------------------------------------------------------------------------------------------------------------
P1V2 512kbps data internal Subs Terminal, Antenna, PSU and cable                   1                 $*
--------------------------------------------------------------------------------------------------------------
M2 2-line 64k & 32k POTS Subs Terminal, Antenna, cable, PSU, batteries             1                 $*
and cabinet
--------------------------------------------------------------------------------------------------------------
M4 4-line 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and               1                 $*
cabinet
--------------------------------------------------------------------------------------------------------------
M4/64 4-line 64k & 32k POTS Subs Terminal, Antenna, cable, PSU,                    1                 $*
batteries and cabinet
--------------------------------------------------------------------------------------------------------------
M8 8-line 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and               1                 $*
cabinet
--------------------------------------------------------------------------------------------------------------
M8/64 8-line 64k and 32k POTS Subs Terminal, Antenna, cable, PSU,                  1                 $*
batteries and cabinet
--------------------------------------------------------------------------------------------------------------
M16 16-line 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and             1                 $*
cabinet
--------------------------------------------------------------------------------------------------------------
DA Modules
--------------------------------------------------------------------------------------------------------------
CT Rack with combiner & 2 DA shelves                                               1                 $*
--------------------------------------------------------------------------------------------------------------
CT Expansion Rack with alarm & 2 DA shelves                                        1                 $*
--------------------------------------------------------------------------------------------------------------
CT Rack with combiner & 1 DA shelf                                                 1                 $*
--------------------------------------------------------------------------------------------------------------
CT Rack with combiner & 1 DA + 2 FA shelves                                        1                 $*
--------------------------------------------------------------------------------------------------------------
CT Expansion Rack with alarm & 1 DA shelf                                          1                 $*
--------------------------------------------------------------------------------------------------------------
Basic RF plug in set for CT (PA+MON+2PSU+DIPLNA)                                   1                 $*
--------------------------------------------------------------------------------------------------------------
RF plug in expansion set for omni/multi-sector CT (PA+PSU+DIPLNA)                  1                 $*
--------------------------------------------------------------------------------------------------------------
Full redundant DA Card set for 1 rf channel (rf+AU+TU+SC+2PSU+6Modem)              1                 $*
--------------------------------------------------------------------------------------------------------------
Basic DA Card set (rf+AU+TU+SC+2PSU)                                               1                 $*
--------------------------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table Continued


---------------------------------------------------------------------------------------------------------------
Item                                                                              Qty                  Price
---------------------------------------------------------------------------------------------------------------
DA Modem Card                                                                      1                 $*
---------------------------------------------------------------------------------------------------------------
AC Rack with alarm & 1 AC shelf                                                    1                 $*
---------------------------------------------------------------------------------------------------------------
AC Rack with alarm & 2 AC shelves                                                  1                 $*
---------------------------------------------------------------------------------------------------------------
Full redundant AC Card Set (CAS/V5.1) (2PSU+SC+8XTU+2CU+CTU+TU)                    1                 $*
---------------------------------------------------------------------------------------------------------------
Full redundant AC Card Set (V5.2) (2PSU+SC+2XTU+4CU+3CTU+TU)                       1                 $*
---------------------------------------------------------------------------------------------------------------
Basic AC Card Set (64kbit/s) (2PSU+SC+CTU+XTU)                                     1                 $*
---------------------------------------------------------------------------------------------------------------
AC XTU card                                                                        1                 $*
---------------------------------------------------------------------------------------------------------------
AC PTU card                                                                        1                 $*
---------------------------------------------------------------------------------------------------------------
AC CTU card                                                                        1                 $*
---------------------------------------------------------------------------------------------------------------
AC CU Card (32kbit/s ADPCM Compression Unit)                                       1                 $*
---------------------------------------------------------------------------------------------------------------
Antenna Modules
---------------------------------------------------------------------------------------------------------------
Omni Antenna System, including feeder and install kit                              1                 $*
---------------------------------------------------------------------------------------------------------------
Directional Antenna System, including feeder and install kit                       1                 $*
---------------------------------------------------------------------------------------------------------------
Software
---------------------------------------------------------------------------------------------------------------
Sitespan hardware and full Client/Server software licence                          1                 $*
---------------------------------------------------------------------------------------------------------------
Sitespan main Licence                                                              1                 $*
---------------------------------------------------------------------------------------------------------------
Sitespan Shelf Licence                                                             1                 $*
---------------------------------------------------------------------------------------------------------------
Annual Maintenance/Upgrade charge for Sitespan                                     1                 $
---------------------------------------------------------------------------------------------------------------
STMON software                                                                     1                 $*
---------------------------------------------------------------------------------------------------------------
V5.1 licence per 1000 subs                                                         1                 $*
---------------------------------------------------------------------------------------------------------------
V5.2 licence per 2000 subs                                                         1                 $*
---------------------------------------------------------------------------------------------------------------
Airplan-Lite licence                                                               1                 $*
---------------------------------------------------------------------------------------------------------------
Airplan-full licence                                                               1                 $*
---------------------------------------------------------------------------------------------------------------
Other
---------------------------------------------------------------------------------------------------------------
Documentation set (Paper)                                                          1                 $*
---------------------------------------------------------------------------------------------------------------
Documentation set (CD ROM)                                                         1                FOC
---------------------------------------------------------------------------------------------------------------
Site Survey (per day, excluding travel+exp)                                        1                 $*
---------------------------------------------------------------------------------------------------------------
Installation (per day, excluding travel+exp)                                       1                 $*
---------------------------------------------------------------------------------------------------------------
Radio Planning (per day, excluding travel+exp)                                     1                 $*
---------------------------------------------------------------------------------------------------------------
Airspan Training (per day, excluding travel+exp)                                   1                 $*
---------------------------------------------------------------------------------------------------------------
Type 55 Station alarm module for addition to any CT or AC rack                     1                 $*
---------------------------------------------------------------------------------------------------------------

                              END OF SCHEDULE IV

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

----------------------------- End of Schedule IV -------------------------------